Exhibit 99.1

PRESS RELEASE

FTAI Aviation Ltd. Reports Second Quarter 2025 Results, Declares Dividend of $0.30 per Ordinary Share

NEW YORK, July 29, 2025 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the second quarter 2025. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q2’25
Net Income Attributable to Shareholders	$161,689
Basic Earnings per Ordinary Share	$1.58
Diluted Earnings per Ordinary Share	$1.57
Adjusted EBITDA(1)	$347,805

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

Second Quarter 2025 Dividends

On July 29, 2025, the Company’s Board of Directors (the “Board”) declared a cash dividend on our ordinary shares of $0.30 per share for the quarter ended June 30, 2025, payable on August 19, 2025 to the holders of record on August 12, 2025.

Additionally, on July 29, 2025, the Board declared cash dividends on its Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.51563 and $0.59375 per share, respectively, for the quarter ended June 30, 2025, payable on August 15, 2025 to the holders of record on August 8, 2025.

Business Highlights

•	Net Income Attributable to Shareholders of $161.7 million, $1.58 EPS, an increase of 80% versus Q1 2025.
•	Aerospace Products Adjusted EBITDA increased 26% from Q1 to $164.9 million.(1)
•	Significant ramp in production to 184 CFM56 Modules in Q2 2025, an increase of 33% versus prior quarter.
•	Acquired 100% equity of Pacific Aerodynamic, a specialist in CFM56 compressor blade and vane repairs, expanding FTAI’s repair capabilities.

“FTAI delivered an excellent quarter, generating over $400 million in positive Adjusted Free Cash Flow,” said Joe Adams, Chairman and CEO(1). “We ended the period in a strong financial position with $302 million in cash and $400 million fully undrawn from our corporate revolving credit facility.”

“Our Aerospace Products segment continued to perform, with 81% year-over-year growth in Adjusted EBITDA in Q2 2025 and an increase in market share to approximately 9% on an annualized basis, up from 5% last year(1). We remain confident in our ability to reach our long-term market share goal of 25%.”

“The SCI Partnership also progressed well this quarter, on-track toward its goal of deploying $4 billion of capital in 2025 with 145 aircraft now owned or under LOI compared to a target of 250 in total.”

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, https://www.ftaiaviation.com/, and the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

In addition, management will host a conference call on Wednesday, July 30, 2025 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register-conf.media-server.com/register/BI1c535d79815a4f5c936d9220ef1246d0. Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Wednesday, July 30, 2025 through 11:30 A.M. on Wednesday, August 6, 2025 on https://ir.ftaiaviation.com/news-events/presentations/.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including the Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the ability to reach our annual maintenance market share goal of 25%, and whether the SCI Partnership will be able to deploy $4 billion of capital in 2025 and close on aircraft under letters of intent (LOI). These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@ftaiaviation.com

Media

Tim Lynch / Aaron Palash / Kelly Sullivan
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Exhibit - Financial Statements
FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Aerospace products revenue	$420,686	$245,200	$685,111	$434,257
MRE Contract revenue	69,585	—	170,223	—
Lease income	62,439	70,754	130,879	123,915
Maintenance revenue	73,104	51,187	122,711	96,977
Asset sales revenue	47,915	72,433	66,854	111,040
Other revenue (1)	2,508	4,020	2,539	4,099
Total revenues	676,237	443,594	1,178,317	770,288

Expenses
Cost of sales	369,258	205,857	617,972	348,661
Operating expenses	34,328	29,099	66,766	54,416
General and administrative	2,442	2,969	5,558	6,652
Acquisition and transaction expenses	4,489	8,019	11,781	14,198
Management fees and incentive allocation to affiliate	—	3,554	—	8,449
Internalization fee to affiliate	—	300,000	—	300,000
Depreciation and amortization	55,236	56,691	114,798	106,611
Asset impairment	—	—	—	962
Total expenses	465,753	606,189	816,875	839,949

Other (expense) income
Interest expense	(63,965)	(55,196)	(126,005)	(102,903)
Loss on extinguishment of debt	—	(13,920)	—	(13,920)
Equity in losses of unconsolidated entities (2)	(5,003)	(694)	(12,617)	(1,361)
Gain on sale to the 2025 Partnership	34,604	—	45,474	—
Other income (expense)	27,156	(498)	60,227	136
Total other expense	(7,208)	(70,308)	(32,921)	(118,048)
Income (loss) before income taxes	203,276	(232,903)	328,521	(187,709)
Provision for (benefit from) income taxes	37,878	(13,033)	60,737	(7,461)
Net income (loss)	165,398	(219,870)	267,784	(180,248)
Less: Dividends on preferred shares	3,709	8,335	9,824	16,670
Less: Loss on redemption of preferred shares	—	—	6,327	—
Net income (loss) attributable to shareholders	$161,689	$(228,205)	$251,633	$(196,918)

Earnings (loss) per share:
Basic	$1.58	$(2.26)	$2.45	$(1.96)
Diluted	$1.57	$(2.26)	$2.44	$(1.96)

Weighted average shares outstanding:
Basic	102,558,777	100,958,524	102,555,644	100,602,214
Diluted	103,147,860	100,958,524	103,144,727	100,602,214

(1) Includes servicing fees of $2,052 and $2,600 for the three and six months ended June 30, 2025, respectively, from the 2025 Partnership.

(2) Includes the profit elimination of $(4,935) and $(11,885) for the three and six months ended June 30, 2025, respectively, and $0 and $0 for the three and six months ended June 30, 2024, respectively, for sales to the 2025 Partnership.

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)
	(Unaudited)
	June 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$301,911	$115,116
Accounts receivable, net (1)	239,535	150,823
Inventory, net	752,866	551,156
Assets held for sale	121,848	—
Other current assets (2)	343,225	408,923
Total current assets	1,759,385	1,226,018
Leasing equipment, net	1,849,116	2,373,730
Property, plant, and equipment, net	110,484	107,451
Investments	125,713	19,048
Intangible assets, net	14,449	42,205
Goodwill	75,634	61,070
Other non-current assets	166,294	208,430
Total assets	$4,101,075	$4,037,952

Liabilities
Current Liabilities
Accounts payable	$83,391	$69,119
Accrued liabilities	131,166	96,910
Current maintenance deposits	44,647	62,552
Current security deposits	17,231	18,100
Liabilities held for sale	30,883	—
Other current liabilities	43,622	100,565
Total current liabilities	350,940	347,246
Long-term debt, net	3,444,612	3,440,478
Non-current maintenance deposits	27,772	44,179
Non-current security deposits	14,693	26,830
Other non-current liabilities	98,114	97,851
Total liabilities	$3,936,131	$3,956,584

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 102,560,867 and 102,550,975 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	$1,026	$1,026
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 6,800,000 and 11,740,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	68	117
Additional paid in capital	(30,831)	153,328
Retained earnings (accumulated deficit)	194,681	(73,103)
Shareholders' equity	164,944	81,368
Total liabilities and equity	$4,101,075	$4,037,952

(1) Includes accounts receivable from the 2025 Partnership of $93,576 and $0 as of June 30, 2025 and December 31, 2024, respectively.

(2) Includes receivables from the 2025 Partnership of $18,141 and $0 as of June 30, 2025 and December 31, 2024, respectively.

Key Performance Measures

In addition to net income (loss), the Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as a key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and preferred shares and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares and interest expense, internalization fee to affiliate, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA, if any.

The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2025	2024	Change	2025	2024	Change
Net income (loss) attributable to shareholders	$161,689	$(228,205)	$389,894	$251,633	$(196,918)	$448,551
Add: Provision for (benefit from) income taxes	37,878	(13,033)	50,911	60,737	(7,461)	68,198
Add: Equity-based compensation expense	5,515	638	4,877	10,404	1,148	9,256
Add: Acquisition and transaction expenses	4,489	8,019	(3,530)	11,781	14,198	(2,417)
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	13,920	(13,920)	6,327	13,920	(7,593)
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—	—	—
Add: Asset impairment charges	—	—	—	—	962	(962)
Add: Incentive allocations	—	3,148	(3,148)	—	7,456	(7,456)
Add: Depreciation and amortization expense (1)	65,677	65,809	(132)	134,064	124,931	9,133
Add: Interest expense and dividends on preferred shares	67,674	63,531	4,143	135,829	119,573	16,256
Add: Internalization fee to affiliate	—	300,000	(300,000)	—	300,000	(300,000)
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	4,815	(617)	5,432	4,856	(1,165)	6,021
Less: Equity in losses of unconsolidated entities (3)	68	694	(626)	732	1,361	(629)
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—	—	—
Adjusted EBITDA (non-GAAP)	$347,805	$213,904	$133,901	$616,363	$378,005	$238,358

(1) Includes the following items for the three months ended June 30, 2025 and 2024: (i) depreciation and amortization expense of $55,236 and $56,691, (ii) lease intangible amortization of $2,153 and $3,786 and (iii) amortization for lease incentives of $8,288 and $5,332, respectively. Includes the following items for the six months ended June 30, 2025 and 2024: (i) depreciation and amortization expense of $114,798 and $106,611, (ii) lease intangible amortization of $5,359 and $7,762 and (iii) amortization for lease incentives of $13,907 and $10,558, respectively.

(2) Includes the following items for the three months ended June 30, 2025 and 2024: (i) net loss of $68 and $694, (ii) interest expense of $1,490 and $0, (iii) depreciation and amortization expense of $3,470 and $77, and (iv) acquisition and transaction expenses of $(77) and $0, respectively. Includes the following items for the six months ended June 30, 2025 and 2024: (i) net loss of $732 and $1,361, (ii) interest expense of $1,490 and $0, (iii) depreciation and amortization expense of $3,628 and $196, and (iv) acquisition and transaction expenses of $470 and $0, respectively.

(3) Excludes the profit elimination of $4,935 and $11,885 for the three and six months ended June 30, 2025, respectively, and $0 and $0 for the three and six months ended June 30, 2024, respectively, for sales to the 2025 Partnership.

In addition, the following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for Aerospace Products for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2025	2024	Change	2025	2024	Change
Net income attributable to shareholders	$133,582	$84,875	$48,707	$240,225	$151,308	$88,917
Add: Provision for income taxes	25,827	4,918	20,909	45,202	7,457	37,745
Add: Equity-based compensation expense	168	(72)	240	323	(2)	325
Add: Acquisition and transaction expenses	1,414	525	889	2,546	771	1,775
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	—	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—	—	—
Add: Asset impairment charges	—	—	—	—	—	—
Add: Incentive allocations	—	—	—	—	—	—
Add: Depreciation and amortization expense	3,704	938	2,766	7,288	1,871	5,417
Add: Interest expense and dividends on preferred shares	—	—	—	—	—	—
Add: Internalization fee to affiliate	—	—	—	—	—	—
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (1)	883	(577)	1,460	1,052	(1,042)	2,094
Less: Equity in (earnings) losses of unconsolidated entities	(714)	633	(1,347)	(827)	1,154	(1,981)
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—	—	—
Adjusted EBITDA (non-GAAP)	$164,864	$91,240	$73,624	$295,809	$161,517	$134,292

(1) Includes the following items for the three months ended June 30, 2025 and 2024: (i) net income of $714 and net loss of $633 and (ii) depreciation and amortization expense of $169 and $56, respectively. Includes the following items for the six months ended June 30, 2025 and 2024: (i) net income of $827 and net loss of $1,154 and (ii) depreciation and amortization expense of $225 and $112, respectively.

Adjusted Free Cash Flow for the three months ended June 30, 2025:

Comprised of net cash used in operating activities of $(110.3) million, net cash provided by investing activities of $523.8 million and an adjustment for FTAI’s 50% joint venture investment in QuickTurn Europe of $10.0 million for the three months ended June 30, 2025.